                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]Preliminary Proxy Statement              [_] Confidential, For Use of the
                                            Commission Only
                                            (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            VIANET TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

    (5) Total fee paid:

-------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                            VIANET TECHNOLOGIES, INC.
                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 28, 2001

                                                                   Plano, Texas
                                                              December 17, 2001

         A Annual Meeting of Stockholders (the " Annual Meeting") of Vianet Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024 on December 28, 2001 at 10:00 AM (local time) for the following purposes:

         1. To elect one director to the Corporation's Board of Directors, to hold office until his successor is elected and qualified or until his earlier resignation or removal (Proposal No. 1);

         2. To ratify financing transactions requiring potential stock issuances in excess of currently authorized capital stock (Proposal No. 2).

         3. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 750,000,000 shares (Proposal No. 3);

         4. To approve an increase of the number of shares of the Company's common stock issuable under the Company's 1999 Employee Stock Option Plan to 37,500,000 (Proposal No. 4);

         5. To consider and act upon a proposal to ratify the Board of Directors' selection of McGladrey & Pullen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001 (Proposal No. 5); and

         6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         Unless our shareholders approve the transactions described in Proposal 2 and approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock as described in Proposal 3, we will breach our transactional obligations. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

         BECAUSE OF THE SIGNIFICANCE OF THIS PROPOSAL TO THE COMPANY AND ITS SHAREHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

         The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

         The Board of Directors has fixed the close of business on December 13, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

         o By mail - fill in, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope.

         o By telephone - call the toll-free telephone number on your proxy card to vote by phone.

         o Via Internet - visit the web site noted on your proxy card to vote via the Internet.

         You may attend the meeting and vote in person even if you have previously voted by proxy in one of three ways listed above. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                            By Order of the Board of Directors,
                            /s/ Jeremy Posner
                            Jeremy Posner, Secretary


-------------------------------------------------------------------------------
                                    IMPORTANT
                                     -------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          THANK YOU FOR ACTING PROMPTLY
-------------------------------------------------------------------------------

                            VIANET TECHNOLOGIES, INC.
                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024

                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Vianet Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the " Annual Meeting") to be held at the Company's offices at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024 on December 28, 2001 at 10:00 AM (local time), and any adjournment or postponement thereof. Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), on December 13, 2001 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had issued and outstanding 74,588,148 shares of Common Stock.

         In accordance with the Company's bylaws, the presence of one third of the shares entitled to vote, whether present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions will be treated as shares that are present and entitled to vote but against any proposal submitted to stockholders. Executed proxies returned by a broker holding shares of the Company's Common Stock in street name which indicate that the broker does not have discretionary authority as to certain shares to vote on one or more matters ("broker non-votes") will be considered present but not entitled to vote on any proposal submitted to stockholders

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. Any proxy given is revocable prior to the Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the Secretary of the Company. Such proxy is also revoked if the stockholder is present at the Meeting and elects to vote in person.

         The Company will bear the entire cost of preparing, assembling, printing and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of the proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which the Company will bear.

         This Proxy Statement and the accompanying form of proxy is being sent or given to stockholders on or about December 17, 2001.

         Stockholders of the Company's Common Stock are entitled to one vote for each share held. Such shares may not be voted cumulatively.

         Each validly returned proxy (including proxies for which no specific instruction is given) which is not revoked will be voted "FOR" each of the proposals as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

         Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows. The affirmative vote of the holders of a plurality of the shares of the Company cast at the Annual Meeting is required for the election of directors (Proposal No.
1). The affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented by proxy and entitled to vote on the matter is required to:

         o ratify financing transactions requiring potential stock issuances in excess of currently authorized capital stock (Proposal No. 2);
         o approve an increase of the number of shares of the Company's common stock issuable under the Company's 1999 Employee Stock Option Plan to 37,500,000 (Proposal No. 4);

         o consider and act upon a proposal to ratify the Board of Directors' selection of McGladrey & Pullen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001(Proposal No. 5);

The affirmative vote of the holders of a majority of the outstanding shares of the Company is required to approve the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 750,000,000 (Proposal No. 3).

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting of Stockholders held on June 1, 2000, the stockholders approved the establishment of a classified board of directors, divided into three classes having staggered terms of three years each. Under the classified board provision, the board of directors was divided into three classes, designated Class I, Class II and Class III. Any director in Class I will hold office until the 2001 annual meeting of stockholders; any director in Class II will hold office until the 2002 annual meeting of stockholders; and any director in Class III will hold office until the 2003 annual meeting of stockholders; and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the remaining classes continuing their respective three-year terms.

         At the Annual Meeting, the stockholders will elect one Class I director to serve until the next Annual Meeting of Stockholders or until his successor is elected and qualified. In the event the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the person named below will be unable or unwilling to serve as a nominee or as a director if elected.

         Assuming a quorum is present, the nominee receiving the highest number of affirmative votes of shares entitled to be voted for such person will be elected as a director of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominee named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominee listed below, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

         No director or executive officer of the Company has any family relationship with any other director or executive officer of the Company.

Information With Respect to Director Nominee

         Listed below is the nominee for Class I director, with information showing the principal occupation or employment of the nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years. Such information , has been furnished to the Company by the director nominee:

Class I Nominee

         Name                      Age               Class             Position

Gregory A. Somers                   47               I                 Director

         Gregory A. Somers, age 47, is President and CEO of two telecommunications companies: Comm-Services Corporation and its partially owned subsidiary,Inter-Tel.NET, Inc. These companies offer facilities based wholesale international and domestic long distance service to many markets including carriers, debit card providers and aggregators. Mr. Somers formed Comm-Services Corporation in May of 2001 and CSC acquired 83% of Inter-Tel.net in July of 2001. From July of 1999 to April of 2001, Mr. Somer was Senior Vice President of Operations for World Access Telecommunications a public company. From 1992 to June of 1999 Mr.Somers was President and CEO of Comm/Net Services Corporation, which was acquired by World Access Telecommunications in June of 1999. Mr. Somers has formed, operated and sold various telecommunications and other businesses throughout his career. He has also served as a director for various companies, including the public sector. Mr. Somers began in the retail and wholesale automotive products and sold that business to a public company approximately twenty years ago. He has been active in the telecommunication industry since by participating in and selling various telecommunications service and billing businesses before founding Comm/Net Services Corporation approximately ten years ago. Comm/Net operated as facilities based and reseller provider of international wholesale long distance primarily to Mexico markets before being purchased by World Access Telecommunications, a publicly traded telecommunications company.

Information With Respect to Continuing Directors

         Listed below are the continuing Class II and Class III directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years. Such information has been furnished to the Company by the director:

         Name                 Age   Class   Position

         Peter Ianace         52    II      CEO and Director

         Jeremy T.G. Posner   56    III     Chairman of the Board and Secretary

         Peter Ianace joined the Board of Directors in May 2001 as a Class II director, replacing Robert H. Bailey and Darrell J. Elliot upon their resignation, and he was appointed Chief Executive Officer of the Company in April 2001. Mr. Ianace previously served as the Vice President, Business Development of Vianet from October 1999 to January 2001. Prior to his affiliation with Vianet, Mr. Ianace served as the President and Chief Executive Officer of Intelect Network Technologies from April 1995 to April 1999, where he managed the growth and integration of worldwide sales and product development including equity capitalization and strategic relationship building and partnering. From October 1991 to April 1993, Mr. Ianace served as President of Opcom. From June 1990 to September 1991, Mr. Ianace was President of PacTel Meridian Systems, a division of Nortel, where he managed an organization of 1400 employees with revenues in excess of $250MM. During his time with Nortel, Mr. Ianace also held positions as Vice President of Marketing and Area Vice President responsible for P&L activities in NY, Long Island and Northern NJ. From November 1986 to April 1988, Mr. Ianace was Director of National Accounts for AT&T as well as holding positions in Sperry Corporation and IBM.

         Jeremy Posner is a co-founder of Vianet, and has been the Chairman of Vianet since its inception. From 1988 to 1997, Mr. Posner was a Senior Vice President and Director of Intelect Communications Inc. During this period, Mr. Posner worked closely with Mr. Leighton to reposition Intelect in the technology sector. Prior to joining Intelect, Mr. Posner headed an international investment group where he assisted emerging companies, raised venture capital and assisted with the development of companies. Mr. Posner holds a MBA form York University, Toronto Canada, and a Bachelor of Laws from the University of Birmingham, England.

Board Meetings And Committees

         During the fiscal year ended December 31, 2000, the Board of Directors of the Corporation held four (4) meetings and acted by unanimous written consent on eleven (11) occasions. All directors attended all of the meetings of the Board of Directors during the last fiscal year.

         The Board of Directors has historically had an Audit Committee and a Compensation Committee; in June 2000 the Board established a Corporate Governance Committee.

         The Audit Committee has been responsible for (a) recommending the engagement and termination of the independent public accountants to audit the financial statements of the Company, (b) overseeing the scope of the external audit services, (c) reviewing adjustments recommended by the independent public accountant and address disagreements between the independent public accountants and management, (d) reviewing the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations, and (e) supervising the internal audit function, which may include approving the selection, compensation and termination of internal auditors. During the last fiscal year, the Audit Committee was composed of three directors, Messrs. Bailey, Elliott and Sullivan. In December 2000, Messrs. Bailey, Elliott, Sullivan and Whitlock resigned as directors due to concern regarding potential personal liability as independent directors in light of the Company's tenuous financial position.. In addition, Peter Leighton resigned as a director in October 2001. The Company no longer has a separate Audit Committee, however the remaining board members as a whole have considered, and from time to time consider, matters relating to financial and audit matters. The Company's Board of Directors currently has no independent directors. The Audit Committee did not meet during the last fiscal year. Accordingly, the Audit Committee did not review or discuss the audited financial statements of the Company with management, or discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) and the independent accountant's independence, nor receive the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. The Board of Directors of the Company, as a whole, did review and discuss these items. The Audit Committee made no recommendation to the Board of Directors regarding inclusion of the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         The Compensation Committee has been responsible for overseeing the compensation of the executive officers and directors, including annual executive salaries, bonuses and cash incentives and long-term equity incentives, to ensure that such officers and directors receive adequate and fair compensation. The Compensation Committee has also administered the Company's stock option plans. The Compensation Committee met two (2) times during the last fiscal year. During the last fiscal year, the Compensation Committee was composed of three directors, Messrs. Bailey, Sullivan and Whitlock. In December 2000, Messrs. Bailey, Sullivan and Whitlock resigned as directors. Subsequently, the remaining board members as a whole have considered, and from time to time consider, matters relating to executive compensation. The Corporate Governance Committee has been responsible for ensuring that the management of the Company has been administered in accordance with appropriate policies and procedures. During the second half of the last fiscal year the Corporate Governance Committee met once. The Corporate Governance Committee was composed of three directors, Messrs. Elliott, Posner and Whitlock. In December 2000, Messrs. Elliott and Whitlock resigned as directors. Subsequently, the remaining board members as a whole have considered, and from time to time consider, matters relating to corporate governance.

         The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Jeremy Posner at the Company's address set forth above.


Compensation Of Directors

         Directors, not otherwise directly or indirectly employed by the Company are entitled to each receive a cash fee of $12,000 per annum for services provided in that capacity and are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committee thereof they attend. There are currently no Directors receiving such fees since Messrs. Posner and Leighton are indirectly employed through consulting arrangements and Ianace is directly employed.

         As compensation for Directors' services in 2000, the Corporation issued warrants to purchase 20,000 shares of common stock to P. Whitlock. In 2000, the Company paid $6,000 to D. Elliot, $6,000 to R. Bailey and $1,000 to T. Sullivan as compensation for services. During 2000, R. Bailey, D. Elliot, T. Sullivan, and P. Whitlock terminated their positions as Directors of Vianet.

                             EXECUTIVE COMPENSATION

         The following table sets out annual compensation, long-term compensation and all other compensation awarded to Vianet's Chief Executive Officer, Chairman of the Board and Chief Operating Officer, for services rendered in all capacities (the "Named Executive Officers"), during its fiscal years ended December 31, 2000 and 1999. Other than as listed below, Vianet had no other executive officers whose total salary and bonus exceeded $100,000 for that fiscal year.

                                                                                                        Long-Term Compensation
                                                                                                       Awards
                                                                                                      Payouts
                                                                                                     Securities
                                                                Other                   Restricted   Underlying
                                                               Compen-                  Stock         Options/       LTIP
Name               Year     Position              Salary(1)     sation       Bonus      Awards ($)   SARs(#)(2)     Payouts($)
----               ----     ---------             ---------    -------       -----      ----------   -----------    -----------
Peter Leighton    2000      President, CFO &
                            CEO                   $208,338           -      $100,000            -             -         -
                  1999      President & CEO       $125,000           -            -             -             -         -

Jeremy Posner     2000      Chairman              $125,000           -       $35,000            -             -         -
                  1999      Chairman               $75,000           -            -             -             -         -

Pete Ianace (5)   2000      Executive Vice
                            President             $200,000           -       $50,000            -       250,000         -
                  1999      Vice President        $200,000           -       $75,000            -             -         -

Vincent                     Chief Accounting &
Santivasci (4)    2000      Compliance Officer     $65,800      $19,200 (6)  $20,000            -             -         -
           (4)    1999      CFO                    $35,417           -            -             -        50,000         -

Bruce
Arnstein   (3)    2000      COO                   $124,998      $56,250 (7)       -             -             -         -
           (3)    1999      COO                   $101,000           -            -             -       150,000         -

(1) Neither Mr. Leighton nor Mr. Posner receive any salary directly from the Company. Vianet has entered into consulting agreements with CFM Capital Limited ("CFM") and Xelix Capital Limited,("Xelix") companies controlled by Mr. Leighton and Mr. Posner respectively, under the terms of CFM and Xelix receive fees equal to the amounts set forth in the table above. As of December 31, 2000, CFM's fees from Vianet were $250,000, Xelix's fees from Vianet were $150,000.Mr. Santivasci's is employed by CFM and receives annual salary from CFM of $120,000.

(2) The number of securities under options granted reflects the number of Vianet Shares that may be purchased upon the exercise of such options.

(3) Mr. Arnstein became the Chief Operating Officer of Vianet in the second quarter of 1999. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet. He continues to provide services to Vianet as a consultant.

(4) Mr. Santivasci acted as the Company's Chief Financial Officer from August1999 to September 2000. In addition, from October 2000 until January 2001, Mr. Santivasci served as the Company's Chief Accounting and Compliance Officer. Mr. Santivasci is currently retained as a consultant for accounting and compliance matters.

(5) Pete Ianace was Vice president from October 1999 to August 2000, Executive Vice President from August 2000 to January 2001 and was appointed Chief Executive Officer in April 2001.

(6)  Represents housing allowance paid by the Company to Mr. Santivasci.

(7) Represents consultation fees paid to Mr. Arnstein in connection with services rendered to the Company following cessation of his services as Chief Operating Officer.

                       STOCK OPTIONS GRANTS AND EXERCISES

Option Grants in Last Fiscal Year

There were no Option Grants to the Named Executive Officers during the fiscal year ended December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-end Option
Values

The following table shows the value at December 31, 2000 of unexercised options held by the Named Executive Officers:


                                Shares                          Number of Securities
                               Acquired                         Underlying Unexercised          Value of Unexercised
                                  On             Value                Options at               In-the-Money Options at
                              Exercise (#)     Realized          Fiscal Year-end (#)              Fiscal Year-end ($)
Name                       Unexercisable(6)       ($)         Exercisable/ Unexercisable(1)         Exercisable /
----                       ----------------    --------       -----------------------------    ------------------------
Peter Leighton                    --              --              200,000 (1) / --                  -- / -- (2)

Jeremy Posner                     --              --              200,000 (2) / --                  -- / -- (2)

Vincent Santivasci                --              --               16,667 (4) / 33,333 (4)          -- / -- (2)

Bruce Arnstein (3)                --              --               150,000 (5)/ --                  -- / -- (2)


     (1) Represents presently exercisable options to purchase 200,000 shares of common stock at $0.44 per share and excludes exercisable options to purchase 200,000 shares of common stock at $0.32 per share granted on January 10, 2001. Mr. Leighton resigned from his positions as Chief Financial Officer and Director of Vianet in October 2001.

     (2) Represents presently exercisable options to purchase 200,000 shares of common stock at $0.44 per share and excludes exercisable options to purchase 50,000 shares of common stock at $0.32 per share granted on January 10, 2001.

     (3) Mr. Arnstein ceased to be the Chief Operating Officer of Vianet effective in June 2000.

     (4) Represents options to purchase 50,000 shares of common stock at $0.44 per share and excludes options to purchase 50,000 shares of common stock at $0.32 per share granted on January 10, 2001.

     (5) Represents options to purchase 150,000 shares of common stock at $1.50 per share.

     (6) Assumes a fair market value of $0.2812 per share of common stock, which is the closing price for the Company's common stock on December 29, 2000.


Employment Contracts

         In March 2000, Vianet's Board of Directors approved a two-year employment agreement with Bruce Arnstein, effective as of November 24, 1999, pursuant to which Mr. Arnstein was retained as Chief Operating Officer of the Company at an annual salary of $250,000. In addition, the employment agreement provided for Vianet to issue four year options to purchase an aggregate of 150,000 shares of common stock at an exercise price equal to the Closing Bid price for the common stock on November 24, 1999, 100,000 of which options vested as of May 1, 2000 and the remaining 50,000 options of which shall vest November 1, 2000. Such options shall also have piggyback registration rights. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet. Notwithstanding the foregoing, Mr. Arnstein shall continue to be employed as a consultant to Vianet through July 31, 2001, for which he will receive an aggregate of $225,000. In addition, Mr. Arnstein shall be entitled to retain the 150,000 options granted to him under his employment agreement, which options shall vest according to their original terms. Further, Mr. Arnstein has agreed not to directly or indirectly (i) solicit any employees of Vianet, or
(ii) compete with the business of Vianet, during the period of his consultancy.

         In April 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Peter Leighton, and Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, effective as of January 1, 2000. The consulting agreements provide for base fees to CFM Capital Limited of $250,000 and base fees to Xelix Capital Limited of $150,000 per year (the "Base Fee"). In addition, consulting agreements provide that Vianet shall pay such additional compensation as shall be determined from time to time by the Board of Directors based upon the attainment of specific criteria as agreed to from time to time. The consulting agreements also provide for reimbursement of reasonable costs and expenses incurred. The consulting agreement are terminable (i) by either party in the event the other party fails to perform in accordance with the provisions of this Agreement, or (ii) by Vianet, at any time, upon thirty (30) days written notice. Upon termination the consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by consultant, Vianet shall pay to consultant an amount equal to or a change in control of Vianet, in addition to earned but unpaid Consulting Fees payable in accordance with Section 3, Vianet shall pay to Consultant severance in the amount equal to two times the Base Fee. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination. In April 2001, the consulting agreement with Xelix Capital Limited was amended to provide for base fees to Xelix Capital Limited of $120,000 per year (the "Base Fee"). Effective as of October 2001, Mr. Leighton resigned from his positions as Chief Financial Officer and a Director of Vianet, and the consulting agreements with CFM Capital Limited was terminated.

         Except for the foregoing terms, Vianet has not entered into other employment or consulting agreements with any of the Named Executive Officers.

         In connection with the Vianet Access acquisition, the Company entered into two-year employment agreements with certain principal shareholders of Vianet Access. Subsequently, the Company assigned its executive employment agreements to Vida Technologies.

Transactions With Management

         Prior to the date hereof, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties.

         On December 31, 1998, Peter Leighton of Hamilton, Bermuda (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of 83,333 common shares of Take Two Interactive Software Inc. (having an original acquisition cost of $458,332) at their market value as of that date of $469,272. In consideration, Mr. Leighton received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at a price of $1.00 per share (after taking into consideration the Vianet/Radar Merger) and, effective March 25, 1999, was converted into Vianet Shares.

         On December 31, 1998 Jeremy Posner of Haifa, Israel (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of a Promissory Note issued by Develcon on December 12, 1997 in the amount of $530,000. In consideration, Mr. Posner received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at the price of $1.00 per share and, effective March 25, 1999, was converted into Vianet Shares.

         On March 23, 1999, convertible demand notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the six months ended June 30, 1999, the Company repaid $200,000 and additional convertible demand notes of $30,000 were issued.

         In March 1999, we agreed to issue warrants to purchase 760,000 shares of common stock to WorldCorp Management Group, Inc. (WCMG) at $1.10 to $1.72 per share.

         In July 1999, we entered into a credit facility (the "Facility") with an entity that, at the time, Peter Leighton, our Chief Financial Officer, was a Director and Officer. The Facility was in the amount of $3,000,000, of which approximately $2,146,000 had been drawn down as of December 31, 1999. The Facility bore interest at 10% per annum and monthly fees of $15,000. We issued 300,000 warrants exercisable at price of $2.375 in consideration for the Facility. The Facility was secured by all of our major assets, including the shares of Vianet Labs and Vianet Access, and was repayable on March 31, 2000. In March 2000, we converted the Facility into 1,430,559 shares of common stock at $1.50 per share in exchange for the retirement of the $2,145,839 outstanding under the Facility. This transaction included the issuance of 1,430,559 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00. In 2000, the exercise prices of the Class A, B and C common stock purchase warrants have changed from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and
$2.2968, respectively.

         In March 2000, Vianet's Board of Directors approved a two-year employment agreement with Bruce Arnstein, effective as of November 24, 1999, pursuant to which Mr. Arnstein was retained as Chief Operating Officer of the Company at an annual salary of $250,000. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet and is currently retained as a consultant. For a complete description of the employment agreement and consulting arrangement see Item 10. - Employment Agreements.

         In April 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Peter Leighton, and Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, effective as of January 1, 2000. In April 2001, the consulting agreement with Xelix Capital Limited was amended to provide for base fees to Xelix Capital Limited of $120,000 per year. For a complete description of these agreements see "Management - Employment Agreements".

         In June 2000, the Company issued 370,000 shares of common stock to WCMG, as payment for services rendered. The payment included 270,000 shares issued in connection with the acquisitions of Vianet Labs and Vianet Access, which were accrued for in 1999. In addition, during the month of March 2000, the Company agreed to issue warrants to purchase 1,200,000 shares of common stock to WCMG at $3.00 to $12.00 per share, exercisable through 2004 with effective dates throughout 1999.

         In October 2000, the Company issued 52,000 shares of common stock to WCMG, as payment for services rendered.

         In March 2001, the Company issued warrants to purchase 24,387,391 shares (exercisable at $0.16 per share), to CFM and Xelix and/or their assigns. The exercise of the CFM Warrants is subject to and conditioned upon the Company obtaining shareholder approval to increase its authorized capital (Proposal 3), as well as obtaining the consent of the holders of the January - May 2001Notes described below.


Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2000, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2000, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

         Approval of this proposal requires the affirmative vote of a plurality of the shares of the Company cast at the Annual Meeting.


                          RECOMMENDATION OF THE BOARD:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I NOMINEE NAMED IN PROPOSAL 1 ABOVE.

                 GENERAL INFORMATION REGARDING PROPOSALS 2 and 3


Overview


         We currently have authorized capital stock consisting of 100,000,000 common shares, $.001 par value, of which 74,588,148 shares are issued and outstanding and 10,000,000 preferred shares, $.001 par value, none of which are issued and outstanding. Shares "outstanding" include only shares held by shareholders of the Company, while shares "issued" also include treasury shares held by the Company itself.


         Between January 1, 2001 and the date hereof, we have entered into several financing agreements that potentially require an issuance of shares greater than the number of shares that we are currently authorized to issue. By entering into these agreements, the Company has exhausted its 100,000,000 authorized shares of common stock and cannot meet any equity-based obligations entered into after January 2001 without shareholder approval for an increase in the number of authorized shares. Specifically, we have completed the following financing transactions:


o Between January and May 2001, we completed a convertible debenture offering in which we issued an aggregate of $8,335,750 of 8% secured convertible debentures. The secured convertible notes issued in connection with the financing completed in January 2001 through May 2001 (the "January - May 2001 Notes"), require the issuance of 166,715,000 shares of common stock, based upon a conversion rate of $0.05. These agreements were filed with the Securities and Exchange Commission as exhibits to our Form 10-KSB for the year ended December 31, 2001;


o In January 2001, we entered into a $10 million equity line of credit agreement. It should be noted that this agreement has since been terminated. In order to secure the equity line of credit agreement, we agreed to issue 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to the private investment group.;


o In February 2001, we issued warrants to purchase 1,000,000 shares of common stock, at an exercise price of $0.25 per share, to Espre Inc., an entity controlled by our Chief Executive Officer. In addition, we may issue additional warrants to purchase up to 2,000,000 shares of common stock at exercise prices between $.25 and $.50. The additional warrants will be issued on a pro rata basis upon revenue resulting from a distribution agreement.


o In February 2001, we issued warrants to purchase 1,000,000 shares of common stock, at an exercise price of $0.25 per share, to Oglivy Group Inc. In addition, we may issue additional warrants to purchase up to 2,000,000 shares of common stock at exercise price of $.25. The additional warrants will be issued on a pro rata basis upon revenue resulting from the alliance.


o In March 2001, we issued warrants to purchase 3,656,330 shares (exercisable at a maximum of $0.16 per share), to CFM and Xelix and/or its assigns (collectively referred to as the "CFM Warrants"), as compensation for services rendered to the Company by Peter Leighton, our former Chief Financial Officer, and Jeremy Posner, our Secretary. Assuming a conversion rate of $0.05 for the 8% secured convertible debentures described above, the warrants would require the issuance of 24,015,391 shares of common stock. See the "Availability of Certain Documents Referred to Herein" section in order to request these documents;


o In May 2001, we issued 225,000 warrants to purchase shares of common stock, at an exercise price of $.01, for investor related services.


o Between June and October 2001, we completed a convertible debenture offering in which we issued an aggregate of $1,319,750of secured convertible debentures. The secured convertible notes issued in connection with the financing completed in June 2001 (the "June 2001 Notes") require the issuance of 26,395,000 shares of common stock, based upon a conversion rate of $0.05. See the "Availability of Certain Documents Referred to Herein" section in order to request these documents; and


o In June 2001, we issued warrants to purchase 788,188 shares (exercisable at $.08 per share) and warrants to purchase 1,968,392 shares (exercisable for an aggregate purchase price of $100), to Aegis Capital Corp. and/or its assigns (collectively referred to as the "Aegis Warrants"), as compensation for placement agent services rendered in connection with the January and June debenture offerings. See the "Availability of Certain Documents Referred to Herein" section in order to request these documents.

o An aggregate of 15,499,980 shares of common stock issuable upon the exercise of warrants and upon conversion of an aggregate of $471,174 of convertible notes issued in July 2001 to certain employees and former employees of Vianet in lieu of accrued but unpaid compensation owed to such persons. Such notes are convertible at a price of $.06 per share.

         For a complete description of the terms of each of these transactions, see "Proposal No. 2 - Ratification Of Financing Transactions Requiring Potential Stock Issuances In Excess Of Currently Authorized Capital Stock Proposal" below.

         In addition to the foregoing, prior to January 1, 2001 we had the following convertible securities outstanding:

o 21,295,652 warrants outstanding at an average exercise price of $0.91, which were issued between March 1999 and June 2001;
o 3,851,500 options outstanding at an average exercise price of $0.35, which were issued between April 1999 and January 2001;
o 677,316 shares of common stock issuable upon the conversion of debentures and convertible notes payable, which were entered into in connection with the October 1999 acquisition of Infinop Holdings, Inc.

Transactional Effects on Capitalization of the Company

         As previously stated, performance of our obligations pursuant to the transactions entered into since January 1, 2001, including the exercise or conversion of all of our outstanding warrants, options, convertible debentures, notes, and credit line, contemplates the issuance of shares of our common stock beyond our authorized capital. The following table describes our capitalization
(i) prior to the transactions entered in January 1, 2001, (ii) after giving effect to the transactions entered into since January 1, 2001, and (iii) as adjusted to give effect to the changes that would result to our capitalization assuming approval of Proposal 2 and Proposal 3:


----------------------------------------------------------- ---------------- ----------------------- ----------------------
                                                                              As Adjusted to Give       As Adjusted to
                                                                                 Effect to All         Reflect Approval
                                                               Prior to        Transactions Since        of Proposal 2
Securities Authorized and Outstanding                        January 2001       January 1, 2001         and Proposal 3
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Common Shares Authorized                                        100,000,000             100,000,000            750,000,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------

----------------------------------------------------------- ---------------- ----------------------- ----------------------
Common Shares Outstanding                                        24,476,143              74,588,148             74,588,148
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Warrants Outstanding                                             21,295,652              44,982,434             44,982,434
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Employee Stock Option Plan                                        3,851,500               4,970,000              4,970,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Convertible Notes - Infinop                                         677,316                 677,316                677,316
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Secured Convertible Notes - January - May 2001*                           -             162,395,000            162,395,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Equity Line of Credit - Warrants                                          -               4,392,004              4,392,004
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Espre, Inc. - Warrants                                                    -               3,000,000              3,000,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Oglivy Group, Inc.- Warrants                                              -               3,000,000              3,000,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------
CFM and Xelix - Warrants*                                                 -              24,015,391             24,015,391
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Investor Relations - Warrants                                             -                 225,000                225,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Secured Convertible Notes - June - October 2001*                          -              26,395,000             26,395,000
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Warrants - Aegis Capital                                                  -               2,756,580              2,756,580
----------------------------------------------------------- ---------------- ----------------------- ----------------------
Convertible Notes - Employees                                             -              15,499,980             15,499,980
----------------------------------------------------------- ---------------- ----------------------- ----------------------

----------------------------------------------------------- ---------------- ----------------------- ----------------------
Total Common Shares and Common Shares Issuable upon
Conversion of Convertible Securities or Exercise of
Options or Warrants                                              50,300,611             366,896,853            366,896,853
----------------------------------------------------------- ---------------- ----------------------- ----------------------

----------------------------------------------------------- ---------------- ----------------------- ----------------------
Total Excess (Deficit) of Common Shares Authorized               49,699,389            (266,896,853)          (383,103,147)
----------------------------------------------------------- ---------------- ----------------------- ----------------------


--------------------
* - Assumes a conversion price of $0.05 per share.

         As the table above illustrates, performance of our obligations pursuant to the transactions entered into since January 1, 2001 contemplates the issuance of 266,896,853 shares of our common stock beyond our authorized capital. The Board of Directors of the Company have approved presentation of proposals to ratify the above transactions in light of the fact that we did not have sufficient share capital to enter in the agreements (Proposal 2), and to authorize sufficient capital to fully perform our obligations under the agreements (Proposal 3). Unless our shareholders approve both Proposal 2 and Proposal 3, we will be unable to perform our obligations under the agreements and will be in default pursuant to the terms of the agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

Potential Effect of Approval or Denial of Proposal 2 and Proposal 3

         Our commitments to issue shares beyond our authorized capital as required by the transactions described above, including but not limited to, conversion of the January - May 2001 Notes, exercise of the CFM Warrants, conversion of the June 2001 Notes, and exercise of the Aegis Warrants requires authorization by our shareholders (Proposal 2) and can only be met if our shareholders approve our proposed increase in authorized shares (Proposal 3). Our failure to issue shares upon conversion of the January - May 2001 Notes and/or the June 2001 Notes would constitute a default under the notes and make the notes due and payable immediately.

         Unless our shareholders approve these transactions (Proposal 2) and approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 750,000,000 (Proposal
3), we will be unable to perform our obligations under the agreements and will be in default pursuant to the terms of the agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

         Approval of Proposal 2 and Proposal 3 will allow us to perform our obligations under the agreements described above, but may involve the following negative effects:

o The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders. This risk of dilution is especially great in light of the fact that (i) the actual number of shares of common stock issuable upon conversion of the convertible debentures issued after January 1, 2001, and pursuant to the CFM Warrants, will increase if the market price of our stock declines, and
         (ii) the exercise prices of the warrants issued in connection with the January-May 2001 Note Offering and the June 2001 Note Offering are subject to adjustment upon the occurrence of certain events, including:

              o   subdivisions or combinations of the common stock;
              o   reclassifications, consolidations or mergers; and
              o the issuance of common stock as a dividend on shares of common stock.

         In addition, the exercise price of the warrants is subject to readjustment in the event that we shall at any time issue any shares of common stock prior to the complete exercise of the warrants for a consideration less than the purchase price that would be in effect at the time of such issue. The lowering of the exercise price of the warrants and the sale of the underlying shares of common stock or even the potential of such exercise or sale may have a depressive effect on the market price of our securities;

o The sale of the large number of shares to be issued pursuant to the agreements described in Proposal 2 may adversely affect the market price of our common stock; and

o The existence of the large number of convertible securities issued in connection with the transactions described in Proposal 2 may hinder the Company's ability to obtain funding for its operations on favorable terms, or at all, which could result in the Company being required to curtail or cease its current operations. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants.

                                 PROPOSAL NO. 2
                     RATIFICATION OF FINANCING TRANSACTIONS
                       REQUIRING POTENTIAL STOCK ISSUANCES
                 IN EXCESS OF CURRENTLY AUTHORIZED CAPITAL STOCK

         As described above in the preceding section General Information Regarding Proposals 2, 3, and 4, we have entered into several financing agreements since January 1, 2001, that potentially require an issuance of shares greater than the number of shares that we are currently authorized to issue. Our commitments to issue shares as may be required by these agreements can only be met if our shareholders approve our proposed increase in authorized shares (Proposal 3). This Proposal seeks ratification of these financing transactions in light of their requirement of potential issuances of common stock beyond our authorized capital. The following table and subsequent narrative describes the material terms of each of these transactions.

                   Shares to be Issued Pursuant to Agreements
                          Entered Into With Inadequate
                            Authorized Share Capital

Secured Convertible Notes - January - May 2001*                  162,395,000
Equity Line of Credit - Warrants                                   4,392,004
Espre, Inc. - Warrants                                             3,000,000
Oglivy Group, Inc.- Warrants                                       3,000,000
CFM and Xelix - Warrants*                                         24,015,391
Investor Relations - Warrants                                        225,000
Secured Convertible Notes - June - October 2001*                  26,395,000
Warrants - Aegis Capital                                           2,756,580
Convertible Notes - Employees                                     15,499,980

Total                                                            241,678,955
--------------------------
* - Assumes a conversion price of $0.05 per share.


8% Convertible Debenture Offering - January to May 2001

            Between January 9, 2001 and May 2, 2001, we issued $8,335,750 of 8% secured convertible debentures. We also issued 9,999,999 five-year warrants to purchase shares of our common stock at a price not to exceed $0.28875 in connection with the issuance of these convertible debentures. The debentures include $6,856,250 due on January 9, 2002, $734,500 due on April 9, 2002,
$395,000 due on April 24, 2002, and $350,000 due on May 2, 2002. The debentures were issued to 28 investors pursuant to Subscription Agreements dated as of their respective purchase dates. Interest only payments are due quarterly commencing March 31, 2001, and the principal is due in one lump sum on their respective due dates.

            The conversion price for the convertible debentures is the lesser of
(i) $0.21, or (ii) 80% of the average of the three lowest closing bid prices of the common stock for the fifteen (15) trading days prior to but not including the conversion date, as defined in the convertible debenture. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 9.99% of the total outstanding shares of our common stock.

              In connection with this transaction we have made mutually agreeable standard representations and warranties with each investor. We have also entered into certain covenants including, but not limited to, our inability to redeem the convertible debentures without the consent of the holder and agreement to certain penalties for untimely delivery of the shares. In connection with this transaction, we agreed to pay to certain finders cash fees of $39,100, warrants to purchase an aggregate of approximately 227,381 shares, and convertible debentures in the principal amount of $56,250.

         At the time of closing, the notes were secured by all of our assets and approximately 3,800,000 shares (the "Secured Shares") owned by our Chairman and our CFO. As a condition to completing the June 2001 Offering described below, investors in the January to May 2001 offering agreed to subordinate their first priority security position on all of our assets. In addition, substantially all of the investors in the January - May 2001 offering agreed to waive their security interest in and to the Secured Shares in consideration of the remaining investors participating in the June 2001 Note offering. In the second quarter 2001, the Secured Shares were sold and the proceeds received approximated $216,000. This amount was used to reduce the liability of the Company under the debentures to $8,119,750. As a result, the number of shares of common stock issuable upon conversion of the convertible debentures is 162,395,000, based on a conversion price of $0.05 per share.

         Our failure to issue shares upon conversion of the securities issued in conjunction with this offering would constitute a default under the notes.

January 2001 Credit Line

         In January 2001 we entered into an equity line of credit agreement which provides for drawing of up to $10 million with a private investment group. It should be noted that this agreement has been terminated. In order to secure the equity line of credit agreement, we agreed to issue 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to the private investment group.

         Our failure to issue shares upon exercise of the warrants issued in this agreement would constitute a default under such warrants.


Convertible Debenture Offering- June 2001 and Aegis Warrants

                  In June 2001, we issued $881,250 of secured convertible debentures. The debentures are due on June 20, 2002, and bear no interest. The debentures were issued to 17 investors. The number of shares of common stock issuable upon conversion of the convertible debentures is 26,395,000, based on a conversion price of $0.05 per share. The conversion price for the convertible debentures is the lesser of (i) $0.056, or (ii) 75% of the average of the 3 lowest closing bid prices of the common stock on the 15 trading days prior to the conversion. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 9.99% of the total outstanding shares of our common stock. Pursuant to the Subscription Agreement, we have undertaken to register 200% of the shares issuable upon conversion of the debentures to provide for additional shares in the event of a drop in the trading price of our common stock.

         Simultaneous with, and as a condition precedent to, the debenture offering we:

         (i) issued 14,160,109 shares to certain of the investors that had previously participated our private placement offering that was completed in January 2000, and

         (ii) agreed to a tender offer for one of the investors' outstanding Class A, B and C Warrants on the same terms as the tender offer that we made to all of the Class A, B and C Warrantholders in 2000, in consideration of such persons investing an amount equal to at least 50% of the amount that such persons had previously invested in the our January 2000 private placement offering.

         In connection with this transaction we have made mutually agreeable standard representations and warranties with each investor. We have also entered into certain covenants including, but not limited to, our inability to redeem the convertible debentures without the consent of the holder and agreement to certain penalties for untimely delivery of the shares. Furthermore, in connection with this transaction, we agreed to pay to Aegis Capital and Donald & Co. certain fees consisting of an aggregate of (i) $53,019.65 in cash, (ii) 142,857 shares, and (iii) warrants to purchase an aggregate of 788,188 shares, exercisable at $0.08 per share, and warrants to purchase an aggregate of 1,968,392 shares of common stock, exercisable for an aggregate purchase price of $100. The exercise of such warrants is subject to and conditioned upon our obtaining shareholder approval to increase our authorized capital (Proposal 3) to provide us with a sufficient number of authorized shares of Common Stock to satisfy the issuance and delivery of the shares underlying the Aegis Warrants in the event of exercise of such warrants.

         Debentures that were issued pursuant to this offering are secured by a first lien position on all of our assets. The investors in our debenture offering that was completed between January and June of this year agreed to subordinate their senior lien position on our assets in consideration of the influx of new investment to grant new investors a first lien position.

         We undertook to file a registration statement with the Securities and Exchange Commission within 30 days of the closing of the offering, and to use our reasonable commercial efforts to cause such registration statement to be declared effective within 120 days of the closing of the offering in order to register the shares issuable upon conversion of the notes. Notwithstanding the foregoing, the investors in this offering have been notified that we do not have enough shares of common stock authorized to cover shares underlying the securities issued in the offering. We also undertook to obtain shareholder approval to increase our authorized capital and/or effect a reverse split of our common stock on or prior to the earlier of (i) the date that a registration statement covering the shares issuable upon conversion of these notes is declared effective, or (ii) 120 days from the closing date of this offering, so as to result in our having a sufficient number of shares of common stock to issue and deliver to the noteholders in the event of conversion of the notes. Our failure to file or complete the registration statement, obtain shareholder approval in a timely manner, or to issue shares upon conversion of the securities issued in conjunction with this offering each constitute an event of default under the notes, pursuant to which the noteholders have the ablility to require that the notes be due and payable immediately.

Convertible Notes - Employees July 2001

         In July 2001, we issued an aggregate of $471,174 of convertible notes to certain employees and former employees of Vianet in lieu of accrued but unpaid compensation owed to such persons. Such notes are convertible into an aggregate of 7,749,990 shares of common stock, at a price of $.06 per share and warrants to purchase an aggregate of 7,749,990 shares of common stock.

         Unless our shareholders approve these transactions by approval of this Proposal 2, we will in default pursuant to the terms of the agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

         Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                           RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF FINANCING TRANSACTIONS REQUIRING POTENTIAL STOCK ISSUANCES IN EXCESS OF CURRENTLY AUTHORIZED CAPITAL STOCK

                                 PROPOSAL NO. 3
                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
             TO INCREASE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
                     FROM 100,000,000 TO 750,000,000 SHARES

         The Board of Directors has approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 750,000,000. We have authorized capital stock consisting of 100,000,000 common shares, $.001 par value, of which 74,588,148 shares are issued and outstanding, and 10,000,000 preferred shares, $.001 par value, none of which are issued and outstanding. As described above in the preceding section (General Information Regarding Proposals 2, 3, and 4), we currently have additional outstanding securities and agreements that allow for rights exercise or conversion that would require the issuance of up to 228,003,961 additional shares of our common stock. Our currently authorized shares can only satisfy the exercise or conversion of securities that we issued prior to January 2001. Our commitments to issue shares in the future as required by (i) conversion of the January - May 2001 Notes, (ii) conversion of the June 2001 Notes, (iii) exercise of the Aegis Warrants, or (iv) or exercise of the CFM Warrants can only be met if our shareholders approve this proposed increase in authorized shares or our proposed reverse stock split (Proposal 3).

         When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued.

         Having a substantial number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a Annual meeting of shareholders for the purpose of approving an increase in our capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of common stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the company and its shareholders.

         The increase in the authorized number of shares of our common stock under the proposed amendment could be used by our Board of Directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support our Board of Directors in opposing a hostile takeover bid. The issuance of the new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of our articles of incorporation or bylaws. To the extent that it impedes any such attempts, the issuance of shares following the adoption of the proposed amendment may serve to perpetuate existing management. While the proposed amendment may have potential antitakeover effects, this proposal is not prompted by any specific effort or takeover threat currently perceived by our Board of Directors or management. Although under Delaware law our Board of Directors isrequired to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, our Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

         Unless our shareholders approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 750,000,000 through this Proposal 3, we will be unable to perform our obligations under the agreements described in Proposal 2 and will be in default pursuant to the terms of those agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

         Approval of this proposal requires the affirmative vote of a majority of the shares of the Company's outstanding stock.

                           RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.


                                 PROPOSAL NO. 4
                INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE
                         1999 EMPLOYEE STOCK OPTION PLAN

         The Board of Directors approved an increase in the number of shares issuable pursuant to our 1999 Employee Stock Option Plan (the "1999 Option Plan") from 5,000,000 to 37,500,000. This proposal is conditioned upon an increase in the authorized number of shares of the Company's common stock (Proposal No. 3), due to the fact that the Company's currently authorized capital stock is already committed. See "Proposal No. 3" and "General Information Regarding Proposals 2 and 3."

         The following is a summary of principal features of the 1999 Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1999 Option Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Vianet's Secretary, Jeremy Posner, at our principal offices.

GENERAL

         The 1999 Option Plan was adopted by the Board of Directors in March 1999, and originally provided for the issuance of up to 2,000,000 options. In February 2000, the Board of Directors approved an amendment to the 1999 Option Plan to increase the number of options available for grant to 5,000,000, which amendment was approved by the shareholders in June 2000.

         Over the period from March 1, 1999, to the date of this Proxy, the Company has granted options to purchase an aggregate of 4,907,000 shares of Common Stock under the 1999 Option Plan, including options to purchase a total of 1,750,000 shares of Common Stock issued to current officers and directors of the Company. The following table sets forth the number of options granted to the Company's officers and directors under the 1999 Option Plan:

    NAME AND POSITION                                   NUMBER OF OPTION SHARES

    Peter Ianace, Chief Executive Officer                         1,000,000

    Robert Logan, President and Chief Operating Officer             500,000

    Jeremy T.G. Posner, Secretary and Chairman                      250,000



         Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The 1999 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1999 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

          The primary purpose of the 1999 Option Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which the company operates. In the event that the 1999 Option Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

ADMINISTRATION

         The 1999 Option Plan, is administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 1999 Option Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

         Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

         Members of the Board of Directors who are eligible employees are permitted to participate in the 1999 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1999 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 1999 Option Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are non-employee directors, as so defined.

ELIGIBILITY

         Under the 1999 Option Plan, options may be granted to a single class composed of all individuals that are Company employees, officers, directors, consultants or advisors. Participation in the 1999 Option Plan is based on continuing employment status with the Company. At the time of this proxy there are 23 persons eligible for participation in the 1999 Option Plan.

TERMS OF OPTIONS

         The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

     (a) Purchase Price. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

     (b) Vesting. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

     (c) Expiration. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten
         (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 1999 Option Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

     (d) Transferability. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (e) Option Adjustments. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

         Except as otherwise provided in the 1999 Option Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

     (f) Termination, Modification and Amendment. The 1999 Option Plan (but not Options previously granted under the Plan) shall terminate in March 2009, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

STOCK APPRECIATION RIGHTS

         The 1999 Option Plan permits the granting of one or more Stock Appreciation Rights to eligible participants. An SAR granted to a participant will confer upon such participant a right to receive upon exercise the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee shall so determine in the case of an SAR that is not related to an ISO, during a specified period before or after the date of exercise) over the exercise price of the SAR as determined by the Board of Directors as of the date of grant, which will not be less than the fair market value of one share of Common Stock on the date of grant. The Board of Directors will determine the date, or dates, at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to a participant, whether an SAR will be in tandem with any other award, and any other terms and conditions of any SAR. An SAR designated as a "limited SAR" may only be exercised upon the occurrence of certain events constituting a "change in control" of the company as defined in the Plan. Limited SARs may be either freestanding or issued in tandem with other awards.

         Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to the participant of the related Options; provided, however, that: (i) any Option shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right shall expire and not be exercisable upon the exercise of any Option with respect to the same share, and (iii) an Option and a Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the participant shall be entitled to receive an amount equal to the excess, if any, of (A) the fair market value of a share of Common Stock on the date of exercise over (B) the exercise price of such Stock Appreciation Right.

Summary Of Federal Income Tax Consequences

         The following discussion is a general summary of the material federal income tax consequences to participants in our 1999 Option Plan. The discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. In addition, state and local income taxes are not discussed and may vary from locality to locality.

         Non-Qualified Stock Options. Participants who hold non-qualified stock options do not recognize income as a result of the grant of such options, but normally recognized compensation taxable at ordinary income rates upon the exercise of such options to the extent that the fair market value of the shares of common stock on the date of the exercise of such options exceeds the option exercise price paid. Subject to Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion and will be required to withhold taxes on such ordinary income. Upon the exercise of a non-qualified stock option, the optionee's initial tax basis for shares of our common stock acquired will be the option exercise price paid plus the amount of ordinary income recognized by the participant. The tax consequences resulting from the exercise of a non-qualified stock option through the surrender of already-owned shares of our common stock are uncertain. In published rulings, the Internal Revenue Service has taken the position (i) that, to the extent an equivalent value of shares is acquired, the participant will recognize no gain and the participant's basis in the shares acquired upon such exercise will be equal to the participant's basis in the surrendered shares, (ii) that any additional shares acquired upon such exercise will be compensation to the participant, taxable under the rules described above and (iii) that the participant's basis in such additional shares will be equal to its fair market value.

         Incentive Stock Options. Participants who hold incentive stock options will not be considered to have received taxable income upon either the grant of an incentive stock option or its exercise. Upon the sale or other taxable disposition of shares of common stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of transfer of such shares of our common stock to the participant upon exercise. If shares of our common stock acquired upon the exercise of an incentive stock option are sold or otherwise disposed of before the end of the one-year or two-year periods referenced above, the difference between the option exercise price and the fair market value of the shares of the commons tock on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the optionee disposes of the shares of our common stock acquired upon the exercise of an incentive stock option before the expiration of the one-year or two-year periods referenced above and the amount realized is less than the fair market value of the shares at the date of exercise, the participant's ordinary income is limited to the excess, if any, of the amount realized less the option exercised price paid. Subject to Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a tax deduction in regard to an incentive stock option only to the extent the participant has ordinary income upon sale or other disposition of the shares of our common stock. The difference between the fair market value of the common stock on the exercise date and the exercise price of an incentive stock option is deemed to be a "tax preference" under the alternative minimum tax rules of the Internal Revenue Code. The consequences of the application of these provisions to individual participants may vary depending on their particular circumstances. The tax consequences resulting from the exercise of an incentive stock option through the surrender of already-owned shares of our common stock are uncertain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position
(i) that, subject to the discussion above, generally the participant will recognized no income upon such stock for stock exercise, (ii) that, to the extent an equivalent number of shares is acquired, the participant's basis in the shares acquired will be equal to the participant's basis in the surrendered shares increased by any compensation income recognized by the participant, (iii) that the participant's basis in any additional shares acquired upon such exercise is zero and (iv) that any sale or other disposition of such acquired shares within the one-year or two-year periods referenced above will be viewed as a disposition of the shares with the lowest basis first.

         Stock Appreciation Rights. Participants who hold stock appreciation rights do not recognize income as a result of a grant of a stock appreciation right. Nonetheless, they normally recognize compensation taxable at ordinary income rates upon exercise of the stock appreciation right equal to the amount of cash and/or the then fair market value of any shares of common stock received. Subject to Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion and will be required to withhold taxed on such ordinary income.

         Section 162 of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation, including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Internal Revenue
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Grants of stock options and stock appreciation rights under the 1999 Option Plan are intended to conform to the performance-based exception under
Section 162(m).

RESTRICTIONS ON RESALE

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 1999 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.


         Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                           RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE STOCK OPTION PLAN.



                                 PROPOSAL NO. 5
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         McGladrey & Pullen LLP has served as the Company's independent auditors since 2000 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. McGladrey & Pullen LLP has no interest, financial or otherwise, in the Company.

         McGladrey & Pullen, LLP was appointed as our auditors in October 2000, following the receipt of notification that a majority of the partners of Edward Isaacs & Company, LLP had merged with McGladrey & Pullen, LLP.

         A representative of McGladrey & Pullen LLP is not expected to be present at the Annual Meeting.

         The proxy holders intend to vote the shares represented by proxies to ratify the Board of Directors' selection of McGladrey & Pullen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001.

Changes in and Disagreements with Accountants

         In May 1999, Vianet and KPMG LLP mutually agreed to terminate their business relationship. The agreement to terminate the business relationship was determined to be final and effective as of June 30, 1999 only after discussions between the parties, which were completed on or about July 8, 1999. Vianet subsequently engaged Edward Isaacs & Company LLP as auditors. The Company's independent Audit Committee and Board of Directors unanimously approved the decision to retain Edward Isaacs & Company.

         KPMG was the principal accountants for Vianet from April 28, 1999 until June 30, 1999. During the time that KPMG was the Company's principal accountants, KPMG never issued a report on the financial statements of Vianet. Furthermore, during the time that KPMG was the Company's principal accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report KPMG might have issued, except that the Form 8-K filed by the Company on June 7, 1999 did not include the opinion of the Company's principal accountants, and KPMG notified the Company that such report did not include disclosures regarding the fact that they believed that there was substantial doubt about the ability of Vianet to continue as a going concern. On August 17, 1999, Vianet filed a Form 8-K which included the audited historical financial statements for Vianet and the report of Edward Isaacs & Company LLP, the new principal accountants for Vianet, which report stated that there was substantial doubt about the ability of Vianet to continue as a going concern.

            On April 28, 1999, Vianet with the approval of the Company's Board of Directors appointed the firm of KPMG as the new auditors for the Company effective immediately and discharged the Company's current auditors, Smith and Company.

            The replacement of Smith & Company was not as a result of any disagreement with the Company but simply as a result of the recent change of control of the Company. None of the principal accountant's report on the financial statements of the Company has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

            During the preceding two years and any subsequent interim period preceding their dismissal, the Company had no disagreements with the principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Audit Fees

         Fees related to the services performed by McGladrey & Pullen LLP for the year ended December 31, 2000 audit and September 30, 2000 quarterly review of Form 10QSB were $52,358. Fees related to the services performed by Edward Isaacs & Company LLP for the March 31 and June 30, 2000 quarterly reviews of Form 10QSB were $16,000.

         Approximately 70% of the audit hours of McGladrey & Pullen LLP (the principal accountant) are attributed to work performed by the engagement partner and senior manager who are also employees of RSM McGladrey, Inc. an associated tax and consulting firm.

All Other Fees

         Fees related to the services performed by McGladrey & Pullen LLP other than the services described above in audit fees, principally tax services and other SEC filing requirements and matters were $20,814. Fees related to the non-audit services performed by Edward Isaacs & Company LLP, principally tax services, other SEC filing requirements and consulting fees were $60,176.


         Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                           RECOMMENDATION OF THE BOARD

         THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

         The following table sets forth information as of the date of this proxy regarding certain ownership of our outstanding common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      Beneficial                                Beneficial          Beneficial
                                                     Ownership of          Beneficial          Ownership of         Ownership
                                                   Securities Prior         Ownership       Securities Assuming  Percentage Assuming
                              Beneficial Owner      to Proposals 2     Percentage Prior to       Approval of         Approval of
           Holder                   ***                 and  3          Proposals 2 and 3    Proposals 2 and 3   Proposals 2 and 3
-----------------------------------------------------------------------------------------------------------------------------------
Seneca Capital
International, Ltd.*(1)          Davis Parr           4,500,000                7.19%          111,071,428              65.65%
527 Madison Ave, 11th Floor,
New York, NY 10022

Jeremy T.G. Posner(2)                -                2,718,415                4.47%            8,335,959              12.55%

Peter Ianace(3)                      -                2,349,351                3.99%            5,754,351               8.98%

Pequot Scout Fund, L.P.* (4)   David J Malat                  0                0.00%           12,380,953              16.98%
500 Nyala Farm Road,
Westport, CT 06880

Grenville Financial Ltd (5)    Francois Morax         1,000,000                8.31%            5,392,004               8.31%
Trident Chambers, P.O. Box
146, Road Town, Tortola,
B.V.I.

Esquire Trade and Finance,
Inc.*(6)                       Gisela Kindle            575,000                0.94%           13,515,475              18.30%
Trident Chambers, P.O. Box
146, Road Town, Tortola,
B.V.I.

Celeste Trust Reg.*(7)          Thomas Hackl          1,475,000                2.42%           14,415,475              19.52%
C/o Trevisa-Treuhand-Anstalt
Landstrasse 8, Furstentums
9496, Balzers, Liechtenstein

CFM Capital Limited  (8)       Peter Leighton         9,582,643               15.03%           20,817,731              27.76%
31 Church Street, Hamilton,
Bermuda  HM 12

Paeroa Investments Ltd (9)     Edward Harmin                  0                0.00%            4,457,142               6.86%
P.O. Box 113-068 Broadway,
Auckland New Zealand

John Huffman(10)                     -                        0                0.00%            4,457,142               6.86%
13227 Woody Point Road,
Charlotte, NC 28278-6917

Kljakovic Family Trust (11)          -                        0                0.00%            3,714,286               5.78%
9-A Chatsworth Street, Apper
Hutt New Zealand

Georgetown Vianet
Partnership  (12)             Charles Holtzer         7,407,030               12.07%           11,407,030              17.45%

Officers and Directors as a
Group (3  persons) (13)                               9,893,613               15.03%           10,726,946              16.09%

* This shareholder may not purchase more than 9.9% of the issued and outstanding shares of Vianet pursuant to the terms of their agreements with Vianet.

** Except as noted above, the address for the above identified officers and directors of the Company is c/o Vianet Technologies, Inc., 6509 Windcrest Drive, Suite 160, Plano, Texas 75024.

*** A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants or the conversion of notes. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or notes that are held by such person and which are exercisable or convertible within 60 days of the date of this registration statement have been exercised or converted. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

****     Convertible notes are assumed to be converted at $0.05 per share

1. Includes the holdings of Seneca Capital International, Ltd and Seneca Partners L.P. Beneficial ownership prior to the approval of Proposals 2 and 3, includes 2,400,000 common shares and 2,100,000 common stock purchase warrants. Beneficial ownership assuming approval of Proposals 2 and 3 includes a further 3,571,428 common stock purchase warrants and 103,000,000 shares of common stock issuable upon conversion of notes at an assumed price of $0.05 per share.

2. Beneficial ownership prior to the approval of Proposals 2 and 3, includes (i) an aggregate of 46,391 shares of Common Stock owned by entities controlled by Jeremy Posner, (ii) 282,520 shares which may be issued pursuant to warrants and options owned by Mr. Posner, which options are currently exercisable, (iii) 1,918 shares owned by Mr. Posner's ex-wife, as to which he disclaims beneficial ownership. Beneficial ownership assuming approval of Proposals 2 and 3 includes a further 5,617,544 common stock purchase warrants held by Xelix Capital Limited.

3. Beneficial ownership assuming approval of Proposals 2 and 3 includes a further 3,405,000 warrants.

4. Beneficial ownership assuming approval of Proposals 2 and 3 includes the holdings of Pequot Scout Fund, Inc. and Pequot Navigator Offshore Fund, Inc. Includes 2,380,953 Common Stock purchase warrants and 10,000,000 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

5. Beneficial ownership prior to the approval of Proposals 2 and 3, includes 1,000,000 shares of Common Stock. Beneficial ownership assuming approval of Proposals 2 and 3 includes 4,392,004 Common Stock purchase warrants.

6. Beneficial ownership assuming approval of Proposals 2 and 3 includes 1,315,475 Common Stock purchase warrants and 12,000,000 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

7. Beneficial ownership assuming approval of Proposals 2 and 3 includes 1,315,475 Common Stock purchase warrants and 12,000,000 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

8. Beneficial ownership assuming approval of Proposals 2 and 3 includes 3,241,749 common stock purchase warrants currently exerciseable and 11,235,088 common stock purchase warrants.

9. Beneficial ownership assuming approval of Proposals 2 and 3 includes 857,143 Common Stock purchase warrants and 3,599,999 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

10. Beneficial ownership assuming approval of Proposals 2 and 3 includes 857,143 Common Stock purchase warrants and 3,599,999 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

11. Beneficial ownership assuming approval of Proposals 2 and 3 includes 714,286 Common Stock purchase warrants and 3,000,000 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

12. Beneficial ownership assuming approval of Proposals 2 and 3 includes 6,567,042 shares of common stock, 839,988 common stock purchase warrants and 4,000,000 shares of common stock issuable upon conversion of notes at an assumed price of $0.05.

13. Beneficial ownership assuming approval of Proposals 2 and 3 includes 4,588,931 shares 6,138,015 common stock purchase warrants. Excludes 1,308,333 shares, which may be issued pursuant to options, which options are not currently exercisable.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business that will come before the Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Meeting.


                              STOCKHOLDER PROPOSALS

         Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the 1934 Act for inclusion in the Proxy Statement for the Company's 2002 Annual Meeting of Stockholders must submit the same to Jeremy Posner, the Secretary of Vianet Technologies, Inc. on or before January 31, 2002 at the Company's principal executive office, 6509 Windcrest Drive, Suite 160, Plano, Texas 75024.


              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

         This proxy statement refers to certain documents of the company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this proxy statement is delivered, upon oral or written request, without charge, directed to Jeremy Posner, Vianet Technologies, Inc., 6509 Windcrest Drive, Suite 160, Plano, Texas 75024, telephone number (972) 543-2700. In order to ensure timely delivery of the documents, such requests should be made by December 22, 2001.


         It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                  By Order of the Board of Directors,

                                  /s/ Jeremy Posner
                                  Jeremy Posner
                                  Secretary


Plano, Texas
December 17, 2001

PROXY                                                                     PROXY


                            VIANET TECHNOLOGIES, INC.

            PROXY FOR ANNUAL MEETING TO BE HELD ON DECEMBER 28, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jeremy Posner and Peter Ianace, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of Vianet Technologies, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on December 28, 2001 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

         In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!

Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of Vianet Technologies, Inc. to be held at the Company's offices at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024 on December 28, 2001 at 10:00 a.m. (local time).

         Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-5

                                                            For        Withhold
1.  Proposal to elect one director to the                   [_]           [_]
    Corporation's Board of Directors

                                                            For         Against       Abstain
2.  Proposal to ratify financing transactions               [_]           [_]           [_]
    requiring potential stock issuances in excess
    of currently authorized capital stock

                                                            For         Against       Abstain
3.  Proposal to approve an amendment to                     [_]           [_]           [_]
    the Articles of Incorporation to increase
    the number of authorized shares of
    common stock

                                                            For         Against       Abstain
4.  Proposal to increase the number of shares               [_]           [_]           [_]
    issuable under the 1999 Employee
    Stock Option Plan

                                                            For         Against       Abstain
5.  Proposal to ratify the Board of Directors'              [_]           [_]           [_]
    selection of McGladrey & Pullen LLP as
    the Corporation's independent auditors
    for the fiscal year ending December 31, 2001

If you plan to attend the Annual Meeting please mark this box    [_]

Dated:________________, 2001

Signature _____________________________________________________________________

Name (printed) ________________________________________________________________

Title _________________________________________________________________________

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                            VIANET TECHNOLOGIES, INC.

         o You can now vote your shares electronically through the Internet or the telephone.
         o  This eliminates the need to return the proxy card.
         o Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

     TO VOTE YOUR PROXY BY INTERNET
     www.continentalstock.com

     Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

     TO VOTE YOUR PROXY BY MAIL

     Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

     TO VOTE YOUR PROXY BY PHONE
     1-800-293-8533

     Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                 ELECTRONICALLY